SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 14, 2005

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)
1-3525	13-4922640
(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2005, the Board of Directors (the “Board”) of American Electric Power Company, Inc. (“AEP”), upon recommendation of AEP’s Committee on Directors and Corporate Governance determined that Board compensation (i) should be targeted to fall within the second highest quartile of a peer group of companies of comparable size (including both energy and general industry companies) and (ii) should consist of a target mix of 45% cash and 55% AEP stock equivalents. Therefore, the Board approved the following changes to compensation effective January 1, 2006:

(1)	the amount of AEP stock units awarded to non-employee directors pursuant to the AEP Stock Unit Accumulation Plan for Non-Employee Directors will increase from $80,000 to $82,500 annually; and

(2)	the amount of the annual cash retainer paid to non-employee directors will increase from $60,000 to $67,500 annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary
December 20, 2005